POWEROFATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints James H. Davis, David P. Southwell
  or
Barry A. Labinger, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself, pursuant to
Section 16 ofthe Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, with respect to any and all filings relating to
Human Genome Sciences, Inc., and to tile the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act, or the
Bylaws of the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof. This Power of
  Attorney
will remain in effect for as long as the undersigned is subject to the reporting requirements ofSection 16 ofthe Exchange Act.

I/ IN W~;
WHEREOF, this Power of Attorney has been signed as of the

I

_'1_dayof 2011.

A Z_

GregNorden

STATE OF MARYLAND )

) 8S.:

COUNTY OF MONTGOMERY)

On this /1fh day of ::Jdma&tj , 2011 before me personally appeared Greg Norden, to me known and known to me to be the individual described herein, and who executed the foregoing certificate, and thereupon duly acknowledged to me that he executed the

~FY/~


Rose HAD10lAN

NOTARY PUBLIC STATE OF MARYlAND
My Commission Expires: My Commission Expk8a July 19,2013